Exhibit 16

(Grant Thornton Letterhead)

January 18, 2007

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	SPACEHAB, Incorporated
File No. 0-27206)

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of SPACEHAB, Incorporated dated January 18, 2007, and agree with the statements concerning our Firm contained therein.

Very truly yours,